UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 13, 2004

NORTHWEST INDIANA BANCORP

(Exact name of registrant as specified in its charter)

Indiana	000-26128	35-1927981
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9204 Columbia Avenue
Munster, Indiana 46321
(Address of principal executive offices) (Zip Code)

(219) 836-4400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events and Required FD Disclosure

     On August 9, 2004, the NorthWest Indiana Bancorp, the holding company for Peoples Bank, announced that Edward Furticella, Executive Vice-President and Chief Financial Officer of both companies, would retire from his positions effective November 15, 2004. Robert Lowry, currently the Controller of the Bank, will succeed Mr. Furticella as the Chief Financial Officer. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2004

NORTHWEST INDIANA BANCORP

	By:	/s/ David A. Bochnowski

Name: David A. Bochnowski
Title: Chairman of the Board and
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit
Number	Description
99.1	Press Release Issued August 9, 2004